NO SALE OR TRANSFER OF THIS WARRANT OR THE SECURITIES UNDERLYING THIS WARRANT MAY BE MADE UNTIL THE EFFECTIVENESS OF A REGISTRATION STATEMENT OR OF A POST-EFFECTIVE AMENDMENT THERETO UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), COVERING THIS WARRANT OR THE SECURITIES UNDERLYING THIS WARRANT, OR UNTIL THE COMPANY IS IN RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT. TRANSFER OF THIS WARRANT IS RESTRICTED UNDER PARAGRAPH 2 BELOW.

                     PLACEMENT AGENTS WARRANT TO PURCHASE
                                 COMMON STOCK

                             V3 SEMICONDUCTOR INC.
                            (a Nevada corporation)

                             Dated: June 22, 1998

         THIS CERTIFIES THAT The Mason Cabot Division of W.J. Nolan & Co. (the "Placement Agent" and together with its assigns, the "Holder") is entitled to purchase from V3 Semiconductor, Inc., a Nevada corporation (the "Company"), up to 48,351 shares of the Company's common stock, $.001 par value per share (the "Common Stock") at a purchase price of $3.50 per share of Common Stock.

         This Placement Agents Warrant is issued pursuant to a Placement Agent Agreement dated February 19, 1998, between the Company and the Placement Agent in connection with a private offering through the Placement Agent (the "Private Offering") of up to a maximum of $5,500,000 of shares of Common Stock.

         1. Exercise of the Placement Agent's Warrant.

            (a) The rights represented by this Placement Agent's Warrant shall be exercised at the prices and during the periods as follows:

                (i) Between June 22, 1998 and June, 21, 2001, inclusive, the Holder shall have the option to purchase shares of Common Stock hereunder at a price equal to the price per share of Common Stock sold in the Private Offering.

                (ii) After June 22, 1998, the Holder shall have no right to purchase any Securities hereunder and this Placement Agent's Warrant shall expire effective at 5:00 p.m., New York time.

            (b) The rights represented by this Placement Agent's Warrant may be exercised at any time within the period above specified, in whole or in part, by (i) the surrender of the Placement Agent's Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the Exercise Price then in effect for the number of Securities specified in the above mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of paragraph 5 and of paragraph 6 hereof. The Placement Agent's Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date the Placement Agent's Warrant is surrendered and payment is made in accordance with the foregoing provisions of this paragraph 1, and the person or persons in whose name or names the certificates for shares of Common Stock shall be issuable upon such exercise shall become the holder or holders of record of such shares of Common Stock at that time and date. Certificates representing the shares of Common Stock so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) business days, after the rights represented by this Placement Agents Warrant shall have been so exercised.

         2. Restrictions on Transfer.

            This Placement Agent's Warrant shall not be transferred, sold, pledged, assigned, or hypothecated unless such assignment shall be effected by the Holder by (i) completing and executing the form of assignment at the end hereof and (ii) surrendering this Placement Agent's Warrant with such duly completed and executed assignment form for cancellation, accompanied by funds sufficient to pay any transfer tax, at the office or agency of the Company referred to in Paragraph 1 hereof, accompanie by a certificate (signed by a duly authorized representative of the Holder), stating that each transferee is a permitted transferee under this Paragraph 2 hereof; whereupon the

Company shall issue, in the name or names specified by the Holder (including the Holder) a new Placement Agent's Warrant or Placement Agent's Warrants of like tenor and representing in the aggregate rights to purchase the same number of Securities as are then purchasable hereunder.

         3. Covenants of the Company

            (a) The Company covenants and agrees that all Common Stock will, upon issuance, be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the holder thereof by reason of being such a holder, other than as set forth herein.

            (b) The Company covenants and agrees that during the period within which this Placement Agent's Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of this Placement Agent's Warrant.

         4. No Rights of Stockholder.

            This Placement Agent's Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Placement Agent's Warrant and are not enforceable against the Company except to the extent set forth herein.

         5. Registration Rights.

            (a) The Company shall advise the Holder or its transferee, whether the Holder holds this Placement Agent's Warrant or has exercised this Placement Agent's Warrant and holds Common Stock by written notice at least 30 days prior to the filing of any registration statement under the Act, covering any securities of the Company, for its own account or for the account of others, and will for a period of three years from June 22, 1998, upon the request of the Holder, include in any such registration statement such information as may be required to permit a public offering of any of the Common Stock issuable hereunder (the registerable Securities) limited in the case of a Regulation A offering to the amount of the available exemption, except for any registration statement filed by the Company on Forms S-4 or S-8 (including any Form S-3 related to such Form S-8) or any other comparable form or any registration statement relating to Common Stock underlying employee stock options. The Company shall supply prospectuses in order to facilitate the public sale or other disposition of the Registerable Securities and to any and all reasonable actions which may be necessary to enable such Holder to consummate the public sale of the Registerable Securities, and furnish indemnification in the manner provided in Paragraph 6 hereof. The Holder shall furnish information reasonably requested by the Company in accordance with such registration statements or amendments thereto, including its intentions with respect thereto, and shall furnish indemnification as set forth in Paragraph 6. The Company shall continue to advise the Holders of the Registerable Securities of its intention to file a registration statement or amendment pursuant to this Paragraph 5(a) until the earlier of (i) June 21, 2001; or (ii) such time as all of the Registerable Securities have been registered and sold under the Act.

            (b) The following provisions of this Paragraph 5 shall also be applicable:

                (i) The Company and Holder shall bear their pro rata costs and expenses of any registration of securities initiated by it under Paragraph 5(a) hereof notwithstanding that the Registerable Securities subject to this Placement Agent's Warrant may be included in any such registration. Notwithstanding the foregoing, any Holder whose Registerable Securities are included in any such registration statement pursuant to this Paragraph 5 shall, however, bear the fees of any counsel retained by him or her and any transfer taxes or underwriting discounts or commissions applicable to the Registerable Securities sold by him or her pursuant thereto and, in the case of a registration pursuant to Paragraph 5(a) hereof, any additional registration fees attributable to the registration of such Holder's Registerable Securities.

                (ii) If the managing underwriter in any such underwritten offering shall advise the Company that it declines to include a portion or all of the Registerable Securities requested by the Holders to be included in the registration statement as provided for in Section 5(a), then distribution of all or a specified portion of the Registerable Securities shall be excluded from such registration statement (in case of an exclusion as to a portion of such Registerable Securities, such portion to be allocated among such Holders in proportion to the respective numbers of Registerable Securities requested to be registered by each such Holder). In such event the Company shall give the Holder prompt notice of the number of Registerable Securities excluded. Further, in such event the Company shall, within six (6) months of the completion of such subsequent offering, file and use its best efforts to have declared effective, at its sole expense, a registration statement relating to such excluded securities.

         6. Indemnification.

            (a) Whenever pursuant to Paragraph 5, a registration statement relating to any Registerable Securities is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless each Holder of the Registerable Securities covered by such registration statement, amendment or supplement (such holder hereinafter referred to as the "Distributing Holder"), each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each officer, employee, partner or agent of the Distributing Holder, if the Distributing Holder is a broker or dealer, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Distributing Holder for any legal or other expenses reasonably incurred by the Distributing Holder, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case (i) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each officer, employee, partner or agent of the Distributing Holder, any other Distributing Holder or any such underwriter for use in the preparation thereof, and (ii) such losses, claims, damages or liabilities arise out of or are based upon any actual or alleged untrue statement or omission made in or from any preliminary prospectus, but corrected in the final prospectus, as amended or supplemented.

            (b) Whenever pursuant to Paragraph 5 a registration statement relating to the Registerable Securities is filed under the Act, or is amended or supplemented, the Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, and each person, if any, who controls the Company (within the meaning of the Act) and each officer, employee, partner or agent of the Company against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, employee, partner or agent may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission was made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer, controlling person, employee, partner or agent for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

            (c) Promptly after receipt by an indemnified party under this Paragraph 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Paragraph 6.

            (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to so assum the defense thereof, the indemnifying party will not be liable to such indemnified party under this Paragraph 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         7. Adjustments of Warrant Price and Number of Securities.

            (a) The Warrant Price shall be subject to adjustment from time to time as follows:

                (1) In case the Company shall at any time after the date hereof pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, then upon such dividend or distribution the Warrant Price in effect immediately prior to such dividend or distribution shall forthwith be reduced to a price determined by multiplying the Warrant Price by a fraction:

                    (a) the numerator of which is an amount equal to the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and

                    (b) the denominator of which is the total number of shares of Common Stock outstanding immediately after such issuance or sale.

                    (c) for the purposes of any computation to be made in accordance with the provisions of this clause (1), the following provisions shall be applicable: Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution.

                (2) In case the Company shall at any time subdivide or combine the outstanding Common Stock, the Warrant Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination to the nearest one cent. Any such adjustment shall become effective at the time such subdivision or combination shall become effective.

                (3) In the event that the number of outstanding shares of Common Stock is increased by a stock dividend payable in Common Stock or by a subdivision of the outstanding Common Stock, then, from and after the time at which the adjusted Warrant Price becomes effective pursuant to Subsection (a) of this Section by reason of such dividend or subdivision, the number of shares of Common Stock issuable upon the exercise of each Warrant shall be increased in proportion to such increase in outstanding shares. In the event that the number of shares of Common Stock outstanding is decreased by a combination of the outstanding Common Stock, then, from and after the time at which the adjusted Warrant Price becomes effective pursuant to Subsection (a) of this Section by reason of such combination, the number of shares of Common Stock issuable upon the exercise of each Warrant shall be decreased in proportion to such decrease in the outstanding shares of Common Stock.

            (b) Notwithstanding anything contained herein to the contrary, no adjustment of the Warrant Price shall be made if the amount of such adjustment shall be less than $.05, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to not less than $.05.

            (c) Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon exercise of the Warrants, Warrants previously or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Warrant Agreement.

            (d) The Company may retain a firm of independent public accountants (who may be any such firm regularly employed by the Company) to make any computation required under this Section, and any certificate setting forth such computation signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section.

            (e) No adjustment to the Warrant Price or to the number of shares of Common Stock purchasable upon the exercise of such Warrants will be made, however under the following circumstances:

                (1) upon the grant or exercise of any of the options presently outstanding (or options which may hereafter be granted and/or exercised) under the Company's Stock Option Plan for officers, directors and/or employees, consultants and similar situated parties of the Company; or

                (2) upon exercise of this Warrant; or

                (3) upon exercise or sale of the Warrants issuable upon exercise of the Placement Agent's Warrants; or

                (4) upon any amendment to or change in the term of any rights or warrants to subscribe for or purchase, or options for the purchase of Common Stock or convertible securities, including, but not limited to, any extension of any expiration date of any such right, warrant or option, any change in any exercise or purchase price provided for in any such right, warrant or option, any extension of any date through which any convertible securities are convertible into or exchangeable for Common Stock or any change in the rate at which any convertible securities are convertible into or exchangeable for Common Stock (other than rights, warrants, options or convertible securities issued or sold after the close of business on the date of the original issue of the Common Stock, (i) for presently outstanding securities, or (ii) for which an adjustment in the Warrant Price then in effect was theretofore made or required to be made, upon issuance or sale thereof.

         8. Fractional Shares.

            (a) The Company shall not be required to issue fractions of shares of Common Shares on the exercise of the Warrants subject to this Placement Agent's Warrant. The Company shall not be obligated to issue any fractional share interests or fractional warrant interests upon the exercise of any Warrant or Warrants, nor shall it be obligated to issue scrip or pay cash in lieu of fractional interests, provided, however, that if a holder exercises all the Warrants held of record by such holder, the fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares.

            (b) The Holder of this Placement Agent's Warrant, by acceptance hereof, expressly waives his or her right to receive any fractional share of Common Stock upon exercise of the Warrants subject to this Placement Agent's Warrant.

         9. Miscellaneous.

            (a) This Placement Agent's Warrant shall be governed by and in accordance with the laws of the State of New York.

            (b) All notices, requests, consents and other communications hereunder shall be made in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested: (i) if to a Holder, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, 250 Consumers Road, Suite 901, North York, Ontario, Canada, M2J 4V6, Attention: Carl Mitchell

            (c) The Company and the Placement Agent may from time to time supplement or amend this Placement Agent's Warrant without the approval of any other Holders in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Placement Agent may deem necessary or desirable and which the Company and the Placement Agent deem not to adversely affect the interest of the Holders.

            (d) All the covenants and provisions of this Placement Agent's Warrant by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

            (e) Nothing in this Placement Agent's Warrant shall be construed to give to any person or corporation other than the Company and the Placement Agent and any other registered Holder or Holders, any legal or equitable right and that any such right is for the sole and exclusive benefit of the Company and the Placement Agent and any other Holder or Holders.

            (f) This Placement Agent's Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, V3 Semiconductor, Inc. has caused this Placement Agent's Warrant to be signed by its duly authorized officer and this Placement Agent's Warrant to be dated ____________ __ , 1998.

V3 SEMICONDUCTOR INC.

By:
    -----------------------------------------
    John Zambakkides, Chief Executive Officer

PURCHASE FORM

(To be signed only upon exercise of the Placement Agent's Warrant)

         The undersigned, the Holder of the foregoing Placement Agent's Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Placement Agent's Warrant for, and to purchase thereunder, ______ shares of Common Stock of V3 Semiconductor, Inc. and herewith makes payment of $________ thereof, and requests that the certificates for Common Stock be issued in the name(s) of, and delivered to whose address(es) is (are)

-----------------------------------------------------------


Dated:
       -----------------

-------------------------


-------------------------
Address

TRANSFER FORM



(To be signed only upon transfer of the Placement Agent's Warrant)

         For value received, the undersigned hereby sells, assigns, and transfers unto _____________________ the right to purchase shares of Common Stock of V3 Semiconductor Inc. represented by the foregoing Placement Agent's Warrant to the extent of __________ shares of Common Stock and appoints ________________, attorney to transfer such rights on the books of
________________, with full power of substitution in the premises.

Dated:
      --------------------



(name of holder)



Address



In the presence of: